US Form RSU Agreement – September 2025

STRATEGY INC

Restricted Stock Unit Agreement

Granted Under 2023 Equity Incentive Plan

Strategy Inc, a Delaware corporation (the “Company”), hereby grants the following restricted stock units pursuant to its 2023 Equity Incentive Plan. This Notice of Grant and the attached Terms and Conditions (which constitute a part hereof) are collectively the “Agreement”.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the Grant Date:
RSUs that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:
[]	[]% of the RSUs
[Insert Additional Vesting Dates and Amounts, as needed]

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein, and is subject to Section 3(b) below. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”).

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities under this Agreement.

STRATEGY INC

By:

Name:

Title:

PARTICIPANT

This Agreement has been accepted by:

###PARTICIPANT_NAME###

Dated: ###ACCEPTANCE_DATE###

US Form RSU Agreement – September 2025

STRATEGY INC

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1. Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2023 Equity Incentive Plan (the “Plan”), an award with respect to the number of RSUs set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein. To accept this award, the Participant must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

2. Definitions.

(a) “Adverse Event” shall mean the occurrence of (x) any material diminution in the Participant’s authority, duties, responsibility, or base compensation, or (y) the requirement by the Company that the Participant principally works at a location that is more than 50 miles from the Participant’s principal work location immediately prior to the Change in Control Event.

(b) “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to any Specified Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by the Company, which determination shall be conclusive. Notwithstanding the foregoing, if the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship as an Eligible Participant, “Cause” shall have the meaning ascribed to such term in such agreement. The Participant’s employment or other relationship as an Eligible Participant shall be considered to have been terminated for “Cause” if the Company determines no later than 30 days after the Participant’s termination of employment or other relationship as an Eligible Participant, that termination for Cause was warranted.

(c) A “Change in Control Event” shall mean any of the following, provided that such event constitutes a “change in control event” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”):

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of the Company (“Class B Common Stock”) or other voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any corporation pursuant to a Business Combination (as defined in paragraph 2(b)(iii) below) which complies with clauses (x) and (y) of subsection (iii) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

US Form RSU Agreement – September 2025

(ii) on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the board of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(d) “Good Reason” shall mean the occurrence of an Adverse Event, in each case, after the Change in Control Event. Notwithstanding the foregoing, an Adverse Event shall not be deemed to constitute Good Reason unless (i) the Participant gives the Company or the Acquiring Corporation, as applicable, notice of termination of employment or other relationship as an Eligible Participant no more than 90 days after the initial occurrence of the Adverse Event, (ii) such Adverse Event has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s or the Acquiring Corporation’s receipt of such notice and (iii) the Participant’s termination of employment or other relationship as an Eligible Participant occurs within six (6) months following the Company’s or the Acquiring Corporation’s receipt of such notice.

3. Vesting.

(a) The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon each Vesting Date (or, if applicable, an earlier vesting date pursuant to Section 3(b) below, which, in such event, shall also be hereinafter referred to as the “Vesting Date”), the Company shall settle the vested portion of the RSUs and shall therefore, subject to the payment of any taxes pursuant to Section 8(b), issue and deliver to the Participant one share of Common Stock for each RSU that vests on such Vesting Date (the “RSU Shares”). Alternatively, the Board may, in its sole discretion, elect to pay cash or part cash and part RSU Shares in lieu of settling the RSUs that vest on such Vesting Date solely

US Form RSU Agreement – September 2025

in RSU Shares (such discretion of the Board to settle in cash shall not apply to a Participant who is subject to Canadian tax, whose shares must be settled in previously unissued shares). If a cash payment is made in lieu of delivering RSU Shares, the amount of such payment shall be equal to the fair market value (as determined by the Board) of the RSU Shares as of the Vesting Date less an amount equal to any federal, state, local and other taxes of any kind required to be withheld with respect to the vesting of the RSUs. The RSUs or any cash payment in lieu of RSU Shares will be delivered to the Participant as soon as practicable following each Vesting Date, but in any event within 30 days of such date.

(b) Notwithstanding the provisions of Section 10(b) of the Plan or Section 3(a) above, in the event of a Change in Control Event:

(i) If the Change in Control Event also constitutes a Reorganization Event (as defined in the Plan) and the RSUs are not assumed, or substantially equivalent RSUs substituted, by the Acquiring Corporation, these RSUs shall automatically become vested in full immediately prior to such Change in Control Event; and

(ii) If either the Change in Control Event is also a Reorganization Event and these RSUs are assumed or substantially equivalent RSUs are substituted or the Change in Control Event is not a Reorganization Event, then in either case these RSUs shall continue to vest in accordance with the Vesting Schedule; provided, however, that these RSUs shall immediately become vested in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or other relationship as an Eligible Participant with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

4. Forfeiture of Unvested RSUs Upon Cessation of Service. Except as provided below, in the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without Cause, including in the case of resignation or dismissal with or without Cause, then all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation; provided, that if such cessation is on account of the Participant’s death, then any RSUs that are unvested as of such cessation shall become vested in full immediately as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs that do not become vested on cessation as an Eligible Participant, or any Common Stock that may have been issuable with respect thereto. The Company shall have the exclusive discretion to determine when the Participant ceases to be an Eligible Participant for purposes of the forfeiture of the RSUs in accordance with the terms hereof (including whether the Participant may still be considered to be an Eligible Participant while on a leave of absence).

5. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock or make any cash payment, to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

6. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

8. Tax Matters.

(a) Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands

US Form RSU Agreement – September 2025

that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. If the Participant is a U.S. taxpayer, the Participant acknowledges that no election under Section 83(b) of the Code is available with respect to RSUs.

(b) Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Specified Company employing or engaging the Participant (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver RSU Shares or the proceeds of the sale of RSU Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Service Recipient to fulfill any and all liability for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to Tax-Related Items by one or a combination of the following without the need for the Participant’s consent:

(i)
withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company, the Service Recipient or any other Specified Company;
(ii)
withholding from proceeds of the sale of RSU Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(iii)
withholding RSU Shares;
(iv)
requiring the Participant to tender a cash payment to the Company, the Service Recipient or another Specified Company; and/or
(v)
any other method of withholding determined by the Company to be permitted under the Plan and applicable law and, to the extent required by the Plan or applicable law, approved by the Committee.

The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including up to the maximum applicable rates in the Participant’s jurisdiction(s). In the event the application of such withholding rate leads to over-withholding, the Participant may receive a refund of any over-withheld amount in cash from the Company or the Service Recipient (and, in no event, will the Participant have any entitlement to the equivalent amount in shares of Common Stock); alternatively, if not refunded by the Company or the Service Recipient, the Participant may be able to seek a refund from the local tax authorities. In the event the application of such withholding rate leads to under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authorities.

The Participant agrees to pay the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the RSU Shares (or the cash equivalent) or the proceeds of the sale of RSU Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

(c) Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or to comply with the requirements of Section 409A of the Code and the Treasury Regulations issued

US Form RSU Agreement – September 2025

thereunder (“Section 409A”). The delivery of RSU Shares on the vesting of the RSUs may not be accelerated or deferred to dates or events other than those set forth herein, unless permitted or required by Section 409A.

9. Data Privacy.

In order to assist in the administration of the Plan, the Company may process personal data about the Participant. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting these RSUs, the Participant gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States, to transferees who shall include the Company, a broker retained by the Participant or the Company for the purpose of administering the RSUs and other persons who are designated by the Company to administer or assist with the implementation, administration or management of the Plan. The Participant may object to the collection, use, processing or transfer of such data by notifying the General Counsel of Strategy in writing. The Participant understands that such objection may impair his or her ability to participate in the Plan.

10. Participant’s Acknowledgements.

The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future. To accept this award, the Participant acknowledges that they must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

*****